                                                                    EXHIBIT 15.1

                  SCHEDULE OF VALUATION AND QUALIFYING ACCOUNTS
                           (U.S. DOLLARS IN THOUSANDS)

                                      Balance at   Provision for   Write-offs of
                                      beginning       doubtful      previously      Translation       Balance at
                                      of period       accounts   provided accounts  adjustments     end of Period
                                      ---------       --------   -----------------  -----------     -------------
Year ended December 31, 2005:
Allowance for doubtful debts            $ 320          $ (13)           $ -            $ (1)             $ 306

Year ended December 31, 2004:
Allowance for doubtful debts            $ 187          $ 131            $ -            $  2              $ 320

Year ended December 31, 2003:
Allowance for doubtful debts            $ 150          $  32            $ -            $  5              $ 187